UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2008

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Simon N.R. Harford was appointed as the Group Vice President and Corporate Controller of Avon Products, Inc. (“Avon”) as of July 21, 2008, effective on August 15, 2008.

Mr. Harford, age 48, has served as the Vice President and Controller of Eli Lilly and Company since May 2006. Prior to that, he had been Executive Director and Chief Financial Officer for Europe, Middle East and Africa since July 2004 and the Executive Director of Investor Relations from January 2003 to July 2004. Mr. Harford served in various other positions with Eli Lilly and Company since he joined the company in 1988.

Mr. Harford will succeed Richard Foggio, effective August 15, 2008, and as a result, Mr. Foggio will no longer serve as Avon’s Group Vice President and Corporate Controller, as agreed by Avon and Mr. Foggio on July 21, 2008. Mr. Foggio has been appointed as the Group Vice President, Finance, Global Marketing of Avon, effective August 15, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By:	/s/ Kim K.W. Rucker
Kim K.W. Rucker
Senior Vice President and General Counsel

Date: July 25, 2008

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